Exhibit (h)(2)

EXHIBIT D

AMENDED AND RESTATED SCHEDULE OF SERIES

The undersigned hereby certifies that he is an authorized signer of each PowerShares trust listed herein, and that the following funds are included under the Amended and Restated Transfer Agency and Service Agreement dated June 17, 2013, by and between the such trusts and the Bank of New York Mellon.

December 18, 2014

PowerShares Exchange Traded Fund Trust

1.	PowerShares Aerospace & Defense Portfolio
2.	PowerShares BuyBack Achievers TM Portfolio
3.	PowerShares Cleantech Portfolio
4.	PowerShares Dividend AchieversTM Portfolio
5.	PowerShares DWA Momentum Portfolio
6.	PowerShares DWA Basic Materials Momentum Portfolio
7.	PowerShares Dynamic Biotechnology & Genome Portfolio
8.	PowerShares Dynamic Building & Construction Portfolio
9.	PowerShares DWA Consumer Cyclicals Momentum Portfolio
10.	PowerShares DWA Consumer Staples Momentum Portfolio
11.	PowerShares Dynamic Energy Exploration & Production Portfolio
12.	PowerShares DWA Energy Momentum Portfolio
13.	PowerShares DWA Financial Momentum Portfolio
14.	PowerShares Dynamic Food & Beverage Portfolio
15.	PowerShares DWA Healthcare Momentum Portfolio
16.	PowerShares DWA Industrials Momentum Portfolio
17.	PowerShares Dynamic Large Cap Growth Portfolio
18.	PowerShares Fundamental Pure Large Core Portfolio
19.	PowerShares Dynamic Large Cap Value Portfolio
20.	PowerShares Dynamic Leisure and Entertainment Portfolio
21.	PowerShares Dynamic Market Portfolio
22.	PowerShares Dynamic Media Portfolio
23.	PowerShares Fundamental Pure Mid Growth Portfolio
24.	PowerShares Fundamental Pure Mid Core Portfolio
25.	PowerShares Fundamental Pure Mid Value Portfolio
26.	PowerShares Dynamic Networking Portfolio
27.	PowerShares Dynamic Oil & Gas Services Portfolio
28.	PowerShares DWA NASDAQ Momentum Portfolio
29.	PowerShares Dynamic Pharmaceuticals Portfolio
30.	PowerShares Dynamic Retail Portfolio
31.	PowerShares Dynamic Semiconductors Portfolio
32.	PowerShares Fundamental Pure Small Growth Portfolio
33.	PowerShares Fundamental Pure Small Core Portfolio
34.	PowerShares Fundamental Pure Small Value Portfolio
35.	PowerShares Dynamic Software Portfolio
36.	PowerShares DWA Technology Momentum Portfolio
37.	PowerShares DWA Utilities Momentum Portfolio
38.	PowerShares Financial Preferred Portfolio
39.	PowerShares FTSE RAFI US 1000 Portfolio
40.	PowerShares FTSE RAFI US 1500 Small-Mid Portfolio
41.	PowerShares Fundamental Pure Large Growth Portfolio
42.	PowerShares Fundamental Pure Large Value Portfolio
43.	PowerShares Global Listed Private Equity Portfolio
44.	PowerShares Golden Dragon China Portfolio
45.	PowerShares High Yield Equity Dividend Achievers Portfolio
46.	PowerShares International Dividend Achievers Portfolio

47.	PowerShares NASDAQ Internet Portfolio
48.	PowerShares S&P 500 ® Buy-Write Portfolio
49.	PowerShares S&P 500® High Quality Portfolio
50.	PowerShares Water Resources Portfolio
51.	PowerShares Wilderhill Clean Energy Portfolio
52.	PowerShares Wilderhill Progressive Energy Portfolio
53.	PowerShares Zacks Micro Cap Portfolio

PowerShares Exchange-Traded Fund Trust II

1.	PowerShares 1-30 Laddered Treasury Portfolio
2.	PowerShares Aggregate Bond Portfolio
3.	PowerShares Build America Bond Portfolio
4.	PowerShares CEF Income Composite Portfolio
5.	PowerShares Chinese Yuan Dim Sum Bond Portfolio
6.	PowerShares DWA Developed Markets Momentum Portfolio
7.	PowerShares DWA Emerging Markets Momentum Portfolio
8.	PowerShares DWA SmallCap Momentum Portfolio
9.	PowerShares Emerging Markets Infrastructure Portfolio
10.	PowerShares Emerging Markets Sovereign Debt Portfolio
11.	PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio
12.	PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio
13.	PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio
14.	PowerShares FTSE RAFT Emerging Markets Portfolio
15.	PowerShares Fundamental Emerging Markets Local Debt Portfolio
16.	PowerShares Fundamental High Yield ® Corporate Bond Portfolio
17.	PowerShares Fundamental Investment Grade Corporate Bond Portfolio
18.	PowerShares Global Agriculture Portfolio
19.	PowerShares Global Clean Energy Portfolio
20.	PowerShares Global Gold and Precious Metals Portfolio
21.	PowerShares Global Short Term High Yield Bond Portfolio
22.	PowerShares Global Water Portfolio
23.	PowerShares California AMT-Free Municipal Bond Portfolio
24.	PowerShares National AMT-Free Municipal Bond Portfolio
25.	PowerShares New York AMT-Free Municipal Bond Portfolio
26.	PowerShares International BuyBack Achievers TM Portfolio
27.	PowerShares International Corporate Bond Portfolio
28.	PowerShares KBW Bank Portfolio
29.	PowerShares KBW Capital Markets Portfolio
30.	PowerShares KBW High Dividend Yield Financial Portfolio
31.	PowerShares KBW Insurance Portfolio
32.	PowerShares KBW Premium Yield Equity REIT Portfolio
33.	PowerShares KBW Property & Casualty Insurance Portfolio
34.	PowerShares KBW Regional Banking Portfolio
35.	PowerShares LadderRite 0-5 Year Corporate Bond Portfolio
36.	PowerShares NYSE Century Portfolio
37.	PowerShares Preferred Portfolio
38.	PowerShares Russell 1000 Equal Weight Portfolio
39.	PowerShares S&P 500® High Beta Portfolio
40.	PowerShares S&P 500® High Dividend Portfolio
41.	PowerShares S&P 500® High Momentum Portfolio
42.	PowerShares S&P MidCap Low Volatility Portfolio
43.	PowerShares S&P SmallCap Low Volatility Portfolio
44.	PowerShares S&P 500® Low Volatility Portfolio
45.	PowerShares S&P Emerging Markets High Beta Portfolio
46.	PowerShares S&P Emerging Markets Low Volatility Portfolio
47.	PowerShares S&P International Developed High Beta Portfolio

48.	PowerShares S&P International Developed Low Volatility Portfolio
49.	PowerShares S&P International Developed High Quality Portfolio
50.	PowerShares S&P SmallCap Consumer Discretionary Portfolio
51.	PowerShares S&P SmallCap Consumer Staples Portfolio
52.	PowerShares S&P SmallCap Energy Portfolio
53.	PowerShares S&P SmallCap Financials Portfolio
54.	PowerShares S&P SmallCap Health Care Portfolio
55.	PowerShares S&P SmallCap Industrials Portfolio
56.	PowerShares S&P SmallCap Information Technology Portfolio
57.	PowerShares S&P SmallCap Materials Portfolio
58.	PowerShares S&P SmallCap Utilities Portfolio
59.	PowerShares Senior Loan Portfolio
60.	PowerShares Variable Rate Preferred Portfolio
61.	PowerShares VRDO Tax-Free Weekly Portfolio

PowerShares Actively Managed Exchange -Traded Fund Trust

1.	PowerShares Active U.S. Real Estate Fund
2.	PowerShares China A-Share Portfolio
3.	PowerShares Multi-Strategy Alternative Portfolio
4.	PowerShares S&P 500® Downside Hedged Portfolio

PowerShares Actively Managed Exchange-Traded Commodity Fund Trust

1.	PowerShares Bloomberg Commodity Strategy Portfolio
2.	PowerShares DB Optimum Yield Diversified Commodity Strategy Portfolio

THE BANK OF NEW YORK MELLON

By:	/S/ JOSEPH T. BRADY
(signature) Joseph T. Brady
(name) Vice President
(title)

POWERSHARES EXCHANGE-TRADED FUND TRUST

By:	/S/ ANDREW SCHLOSSBERG
(signature) Andrew Schlossberg
(name) President
(title)

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:	/S/ ANDREW SCHLOSSBERG
(signature) Andrew Schlossberg
(name) President
(title)

POWERSHARES ACTIVELY MANAGED

EXCHANGE-TRADED FUND TRUST

By:	/S/ ANDREW SCHLOSSBERG
(signature) Andrew Schlossberg
(name) President
(title)

POWERSHARES ACTIVELY MANAGED

EXCHANGE-TRADED COMMODITY FUND

TRUST

By:	/S/ ANDREW SCHLOSSBERG
(signature) Andrew Schlossberg
(name) President
(title)